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                                                                   EXHIBIT 10.19


                                GUARANTY OF LEASE


         This Guaranty of Lease ("Guaranty") is entered into this 2nd day of August, 1999, by CITADEL TECHNOLOGY, INC., a Delaware corporation (the "Guarantor") whose address is 3811 Turtle Creek Boulevard, Suite 600, Dallas, Texas 75219 to ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord") whose address is 11601 Wilshire Boulevard, Suite 325, Los Angeles, California 90025, with respect to certain obligations of HOW2HQ.COM, INC., a Delaware corporation ("Tenant").

         Guarantor is financially interested in Tenant and in order to induce Landlord to enter into that certain Office Space Lease, dated August 2, 1999 between Landlord and Tenant for premises located at 2800 28th Street, Santa Monica, California (the "Lease"), Guarantor is willing to enter into this Guaranty.

         1. Guaranty. In order to induce Landlord to enter into the Lease, Guarantor unconditionally, absolutely, and irrevocably guarantees and promises to Landlord full and complete payment and performance by Tenant of all covenants, terms and conditions of the Lease, as the same may hereafter be modified, amended, extended or renewed, including but not limited to payment when due of rent and other sums due under the Lease and all damages to which Landlord is or may be entitled whether under California Civil Code Section 1951.2 upon a termination of the Lease or otherwise, indemnification payments and payment of any and all legal fees, court costs and litigation expenses incurred by Landlord in endeavoring to collect or enforce any of the foregoing against Tenant, Guarantor, or any other person liable thereon (whether or not suit be brought), or in connection with any property securing any or all of the foregoing or this Guaranty. All sums due under this Guaranty shall bear interest from the date due until the date paid at the maximum contract rate permitted by law. This is a continuing guaranty of payment and performance and not of collectibility, which shall remain in full force and effect during the term of the Lease, as renewed or extended, and thereafter until Tenant's obligations are fully satisfied, and Guarantor waives any right under California Civil Code
Section 2815 to revoke this Guaranty based upon a failure of continuing consideration or otherwise. If all or any portion of the obligations guaranteed are paid or performed, this Guaranty shall continue in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise. Guarantor's liability is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Lease, and Guarantor waives any and all benefits and defenses under California Civil Code
Section 2810 and agree that by doing so Guarantor is liable even if Tenant had no liability at the time of execution of the Lease or thereafter ceases to be liable. Guarantor waives any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so its liability may be larger in amount and more burdensome than that of Tenant.

         2. Changes Do Not Affect Liability. Guarantor consents and agrees that Landlord may, without notice or demand and in its sole and absolute discretion and without affecting Guarantor's liability under this Guaranty, from time to time (a) renew, compromise or settle, extend, accelerate, grant extensions of time or otherwise change or amend the Lease or any of Tenant's obligations under the Lease; (b) take, hold, release, waive, exchange, modify or enforce any security for the payment and performance of this Guaranty or the payment and performance of the Lease and make elections under the federal bankruptcy laws concerning any such security; (c) apply such security and direct the order or manner of sale thereof as Landlord in its discretion may determine; (d) release or substitute any one or more of the persons liable for Tenant's obligations under the Lease or guarantors of the Lease, including but not limited to any other person signing this Guaranty; (e) accept or make compositions or other arrangements or file or refrain from filing a claim in any bankruptcy proceeding of Tenant or any other guarantor or pledgor; and (f) otherwise deal with Tenant or any other guarantor or pledgor or party related to the Lease or any security or collateral in such manner as Landlord may determine in its sole and absolute discretion. Without limiting the generality of the foregoing, Guarantor waives the rights and benefits under California Civil Code Section 2819 and agrees that by doing so its liability shall continue even if Landlord alters any obligations under the Lease in any respect or Landlord's rights or remedies against Tenant are in any way impaired or suspended without Guarantor's consent. Landlord may without notice assign this



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Guaranty in whole or in part. The Lease may be assigned either by Landlord or
Tenant or the premises sublet in whole or in part without Guarantor's consent or notice to Guarantor and without affecting the liability of Guarantor under this Guaranty.

         3. Waivers by Guarantor of Certain Rights and Defenses. Guarantor waives and relinquishes any rights it may have under California Civil Code
Section 2845, 2849 and 2850 or otherwise to require Landlord to (a) proceed against Tenant or any other guarantor, pledgor or person liable under the Lease;
(b) proceed against or exhaust any security for the Lease or this Guaranty; or
(c) pursue any other remedy in Landlord's power whatsoever. In other words, Landlord may proceed against Guarantor for the obligations guaranteed without first taking any action against Tenant or any other guarantor, pledgor or person liable under the Lease and without proceeding against any security. Guarantor shall not have, and hereby waives (a) any right of subrogation, contribution, indemnity and any similar right that Guarantor may otherwise have, (b) any right to any remedy which Landlord now has or may hereafter have against Tenant, and
(c) any benefit of any security now or hereafter held by Landlord. Guarantor waives (a) all presentments, demands for performance, notices of non-performance, protests, notices of protests and notices of dishonor; (b) all other notices and demands to which Guarantor might be entitled, including without limitation notice of all of the following: the acceptance hereof; any adverse change in Tenant's financial position; any other fact which might increase Guarantor's risk; any default, partial payment or non-payment under the Lease; any and all agreements and arrangements between Landlord and Tenant and any changes, modifications, or extensions thereof; and any revocation, modification or release of any guaranty of any or all of the Lease by any person (including without limitation any other person signing this Guaranty); (c) any defense arising by reason of any failure of Landlord to obtain, perfect, maintain or keep in force any security interest in any property of Tenant or any other person; (d) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against Tenant or any other guarantor or any person liable under the Lease, including without limitation any discharge of, or bar against collecting, any of the obligations guaranteed hereby in or as a result of any such proceeding, any rejection of the Lease and any limitation on Landlord's claim for rejection damages under 11 U.S.C. Section 1165 (which contains a limitation equal to the greater of one (1) year's rent or fifteen percent (15%) of the rent for the remaining term of the Lease (not to exceed three (3) years)) or otherwise; (e) any defense arising by reason of any disability or other defense of Tenant or any other guarantor or any other person or by reason of the cessation from any cause whatsoever of the liability of Tenant or any other guarantor or any other person; and (f) the right to a jury trial in any action under this Guaranty or relating to this Guaranty. Without limiting the generality of the foregoing or any other provision of this Guaranty, Guarantor expressly waives any and all benefits which might otherwise be available to Guarantor under California Civil Code Sections 2839 (which provides that a surety is exonerated by the performance or the offer of performance of the principal obligation), 2899 (which provides for the order of resort to different funds held by the creditor) and 3433 (which provides for the right of a creditor to require that another creditor entitled to resort to several sources of payments first resort to sources not available to the first creditor).

         4. Independent Liability; Joint and Several Liability. Guarantor agrees that one or more successive or concurrent actions may be brought on this Guaranty against Guarantor, in the same action in which Tenant may be sued or in separate actions, as often as deemed advisable by Landlord. The obligations under this Guaranty are joint and several, and independent of the obligations of Tenant. If Guarantor is a married person, Guarantor agrees that recourse may be had against his separate property for all of his obligations under this Guaranty.

         5. Remedies Cumulative; No Waiver. Landlord shall have the right to seek recourse against Guarantor to the full extent provided for in this Guaranty and in any other instrument or agreement evidencing obligations of Guarantor to Landlord, and against Tenant to the full extent of the obligations guaranteed hereby. No election in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Landlord's right to proceed in any other form of action or proceeding or against any other party. The failure of Landlord to enforce any of the provisions of this Guaranty at any time or for a period of time shall not be construed to be a waiver of any such provision or the right thereafter to enforce the same. All remedies under this Guaranty shall be cumulative and shall be in addition to all rights, powers and remedies given to Landlord by law or under any other instrument or agreement.




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         6. Financial Condition of Tenant. Guarantor acknowledges that certain facts concerning Tenant and Tenant's financial condition may be known or become known to Landlord. Guarantor waives any right to require Landlord to furnish such information to Guarantor and agrees not to assert any defense Guarantor may have based upon Landlord's failure to furnish such information. Guarantor acknowledges that, in executing this Guaranty and at all times hereafter, Guarantor relies and will continue to rely upon its own investigation and sources other than Landlord for all information and facts relating to Tenant and Tenant's financial condition.

         7. Subordination. Any indebtedness of Tenant now or hereafter held by Guarantor is hereby subordinated to Tenant's obligations under the Lease.

         8. Bankruptcy of Tenant. Guarantor shall not commence or join with any other person in commencing any bankruptcy, reorganization or insolvency proceedings against Tenant or any person liable for Tenant's obligations under the Lease. Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law all claims which Guarantor may have against Tenant relating to any indebtedness of Tenant to Guarantor and will assign to Landlord all rights of Guarantor thereunder. Landlord shall have the sole right to accept or reject any plan proposed in such proceedings and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy, or otherwise, the person or persons authorized to pay such claim shall pay to Landlord the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Landlord all of Guarantor's right to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor's obligations hereunder shall not be satisfied except to the extent that Landlord receives cash by reason of any such payments or distribution. If Landlord receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty. If the Lease is rejected in any bankruptcy proceeding, it shall not affect Guarantor's liability under this Guaranty for all of the obligations of Tenant under the Lease due or to become due thereunder, and in addition thereto, at the option of Landlord, Guarantor shall either assume the Lease and pay and perform all of the obligations of the tenant thereunder or enter into a new lease with Landlord on substantially all of the terms and conditions of the Lease for the remaining term of the Lease.

         9. Successors and Assigns; Amendment. All rights, benefits and privileges under this Guaranty shall inure to the benefit of and be enforceable by Landlord and its successors and assigns and shall be binding upon Guarantor and his heirs, representatives, successors and assigns. Neither the death of Guarantor nor notice thereof to Landlord shall terminate this Guaranty as to his estate, and, notwithstanding the death of Guarantor or notice thereof to Landlord, this Guaranty shall continue in full force and effect. The provisions of this Guaranty may not be waived or amended except in a writing executed by Guarantor and a duly authorized representative of Landlord.

         10. Reports and Financial Statements of Guarantor. Guarantor shall, at its sole cost and expense, at any time and from time to time, but not more often than once annually, deliver to Landlord upon Landlord's request (i) such financial statements and reports concerning Guarantor for such periods of time as Landlord may reasonably designate and (ii) copies of any and all foreign, federal, state and local tax returns and reports of or relating to Guarantor as Landlord may from time to time request. Guarantor shall immediately deliver written notice to Landlord of any adverse change in Guarantor's financial condition and of any condition or event which constitutes an default of Guarantor's obligations under this Guaranty. Whenever requested, Guarantor shall deliver to Landlord a certificate signed by Guarantor (and, if Guarantor is a corporation, by the president and chief financial officer of Guarantor in their individual capacities; and, if Guarantor is a partnership, by all general partners of Guarantor, in their individual capacities) warranting and representing that all reports, financial statements and other documents and information delivered or caused to be delivered to Landlord under this Guaranty, are complete, correct and thoroughly and accurately present the financial condition of Guarantor, and that there exists on the delivery date of the certificate to Landlord no condition or event which constitutes a default of Guarantor's obligations under this Guaranty. Guarantor shall also be required to deliver estoppel certificates in the form and at the times when Tenant shall be required to deliver estoppel certificates under the Lease, which



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may include a statement to the effect that this Guaranty remains in effect and that Guarantor has no rights of offset or defenses to enforcement of this Guaranty.

         11. Representations and Warranties. Guarantor represents and warrants that (i) if Guarantor is a corporation or partnership, it is duly organized, validly existing, and in good standing under the laws of the state of its organization, (ii) it is in Guarantor's direct interest to assist Tenant in procuring the Lease, because Tenant has a direct or indirect corporate or business relationship with Guarantor, (iii) this Guaranty has been duly and validly authorized, executed and delivered and constitutes the binding obligation of Guarantor, enforceable in accordance with its terms, and (iv) the execution and delivery of this Guaranty does not violate (with or without the giving of notice, the passage of time, or both) any order, judgment, decree, instrument or agreement to which Guarantor is a party or by which it or its assets are affected or bound.

         12. Authority of Tenant's Representatives. If Tenant is a corporation, partnership or other entity, Landlord shall have no obligation to inquire into the power or authority of Tenant or any of its officers, directors, partners, or agents acting or purporting to act on its behalf.

         13. Construction; Severability; Integration. When this Guaranty is executed by more than one Guarantor, the word "Guarantor" shall mean all and any one or more of them. Words used in this Guaranty in the masculine or neuter gender shall include the masculine, neuter and feminine gender, and words used in this Guaranty in the singular shall include the plural and vice versa, wherever the context so reasonably requires. If any provision of this Guaranty or the application thereof to any party or circumstance is held invalid, void, inoperative, or unenforceable, the remainder of this Guaranty and the application of such provision to other parties or circumstances shall not be affected thereby, the provisions of this Guaranty being severable in any such instance. This Guaranty is the entire and only agreement between Guarantor and Landlord respecting the guaranty of the Lease, and all representations, warranties, agreements, or undertakings heretofore or contemporaneously made, which are not set forth in this Guaranty, are superseded.

         14. Governing Law; Jurisdiction. This Guaranty is governed by and construed according to the laws of the State of California applicable to contracts made and to be performed in such state. In order to induce Landlord to accept this Guaranty, and as a material part of the consideration therefor, Guarantor (i) agrees that all actions or proceedings relating directly or indirectly to this Guaranty shall, at the option of Landlord, be litigated in courts located within the State of California, and (ii) consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery or any other method permitted by law. Guarantor designates Steven B. Solomon as its agent for service of process, and service may at the option of Landlord be made upon such person.

         15. Paragraph Headings. Paragraph headings are used in this Guaranty for convenience only and shall not be used in any manner to construe, limit, define or interpret any provision of this Guaranty.

         16. Time of Essence. Time is of the essence in the performance by Guarantor of each and every obligation under this Guaranty.

         17. Notices. Any notice which a party shall be requested or shall desire to give to the other under this Guaranty shall be given by personal delivery or by depositing the same in the United States mail, first class postage pre-paid, addressed to Landlord at its address set forth above and to Guarantor at its address set forth above, and such notices shall be deemed duly given on the date of personal delivery or three (3) days after the date of mailing as aforesaid. Landlord and Guarantor may change their address for purposes of receiving notices under this Guaranty by giving written notice thereof to the other party in accordance with this Section. Guarantor shall give Landlord immediate written notice of any change in its address.



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         18. Advice of Counsel. Guarantor has had the opportunity to review this
Guaranty with its counsel, and such counsel has explained to it the meaning and significance of the provisions of this Guaranty, including but not limited to the waivers and consents contained in this Guaranty, and answered any questions that it had regarding the meaning, significance and effect of the provisions of this Guaranty.

         19. Termination of Guaranty. In the event Tenant becomes a publicly traded company with a market capitalization of over $10 million, Guarantor shall have the right to submit reasonable evidence of Tenant's market capitalization to Landlord (along with any other information reasonably requested by Landlord), and if Landlord, in its reasonable discretion, determines that the evidence submitted by Guarantor properly shows that Tenant has become a publicly traded company with a market capitalization of over $10 million, this Guaranty shall terminate and be of no further force and effect.

         IN WITNESS WHEREOF, Guarantor has executed this Guaranty the day and year first above written.

                                       GUARANTOR:

                                       CITADEL TECHNOLOGY, INC.,
                                       a Delaware corporation


                                       By: /s/ Steven B. Solomon
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                                          Name: Steven B. Solomon
                                               ---------------------------------

                                          Position: CEO/President
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